EXHIBIT 23.1

                              CONSENT OF ACCOUNTANT

We consent to the inclusion in this registration statement of Pride, Inc. on Form 10-SB/A, Amendment No. 2, of our report, dated September 10, 2004, on our audits of the financial statements of Pride, Inc. as of June 30, 2004 and for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the prospectus of this registration statement.




/s/ Miller and McCollom
Miller and McCollom
Wheat Ridge, Colorado

February 9, 2005